Exhibit 99.1

For Immediate Release

Jive Software Announces First Quarter 2013 Financial Results

•	1Q total revenue of $33.9 million, up 34% year-over-year

•	1Q product revenue of $30.7 million, up 41% year-over-year

•	1Q total billings of $38.2 million, up 35% year-over-year

•	Generated $5.8 million of cash from operations and $3.0 million of free cash flow

Palo Alto, Calif. – April 30, 2013 — Jive Software, Inc. (NASDAQ: JIVE), a leader in social business, today announced financial results for its first quarter ended March 31, 2013.

“The first quarter was a solid start to the year, and it was highlighted by over 40% growth in product revenue and positive free cash flow for the first time since Jive became a public company,” stated Tony Zingale, Chairman & CEO of Jive. “We continue to see growing evidence that the social business market is moving to the mainstream in 2013, including blue chip customers signing multi-million dollar, multi-year commitments with Jive. We believe that Jive is well positioned to capitalize on this market trend as a result of our differentiated business value proposition, product innovation leadership, growing sales pipeline and increased investments in sales and partnerships.”

First Quarter 2013 Financial Highlights

•

Revenue: Total revenue for the first quarter was $33.9 million, an increase of 34% on a year-over-year basis. Within total revenue, product revenue was $30.7 million for the first quarter, an increase of 41% on a year-over-year basis. Professional Services revenue for the first quarter was $3.2 million, a decrease of 13% on a year-over-year basis.

•	Non-GAAP Billings: Total billings, which Jive defines as revenue plus the change in total deferred revenue, were $38.2 million for the first quarter, an increase of 35% on a year-over-year basis.

•

Gross Profit: GAAP gross profit for the first quarter was $20.8 million, compared to $14.7 million for the first quarter of 2012. Non-GAAP gross profit was $22.1 million for the first quarter, representing a year-over-year increase of 42% and a non-GAAP gross margin of 65%, representing a 300 basis point gross margin improvement compared to the first quarter of 2012.

•

Loss from Operations: GAAP loss from operations for the first quarter was $16.6 million, compared to a loss of $8.8 million for the first quarter of 2012. Non-GAAP loss from operations was $9.6 million, compared to a loss of $5.1 million for the first quarter of 2012.

•

Net Loss: GAAP net loss for the first quarter was $16.6 million, compared to a net loss of $8.9 million for the same period last year. GAAP net loss per share for the first quarter was $0.25 based on 65.5 million weighted-average shares outstanding, compared to a loss per share of $0.15 based on 61.4 million weighted-average shares outstanding for the same period last year.

Non-GAAP net loss for the first quarter was $9.6 million, compared to a net loss of $5.2 million for the same period last year. Non-GAAP net loss per share for the first quarter was $0.15 based on 65.5 million weighted-average shares outstanding, compared to net a loss per share of $0.09 based on 61.4 million weighted-average shares outstanding for the same period last year.

•	Balance Sheet and Cash Flow: As of March 31, 2013, Jive had cash and cash equivalents and marketable securities of $173.5 million, an increase from $168.1 million at the end of the fourth quarter.

The company generated $5.8 million in cash from operations and invested $2.8 million in capital expenditures, leading to free cash flow of $3.0 million for the first quarter. Free cash flow was ($1.3) million for the first quarter of 2012. Free cash flow is defined as cash flows provided by operating activities minus cash flows used to purchase capital expenditures.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter and Recent Business Highlights

•

Signed new and expanded customer relationships including T-Mobile, Bank of the West, Blue Shield of California, CB Richard Ellis, DeVry Inc, SAIC, Geisinger System Services, Hearst Corporation, Teradata Corporation, Trinity Health, Nasdaq, VCE, among others.

•

Announced the Jive Spring cloud release, the social business market’s most innovative platform. Major new functionality in this release includes Purposeful Places, which allows the creation of virtual work spaces that deeply integrate with Salesforce.com and Box to bring together people, content, and information in intelligent collaboration areas optimized around specific business activities to produce tangible outcomes. Structured Outcomes takes everyday workplace conversations and converts them into actionable activities that drive rapid business results, enabling workers to move easily from discussion to execution.

•

Announced the opening of new offices in Sydney, Melbourne, Australia; Hong Kong; and Singapore. Jive’s expanded presence in the Asia Pacific region is timed perfectly with more companies around the world recognizing how social business platforms can deliver real business value for their customers, partners and employees, including increasing workforce productivity up to 15 percent and increasing top-line growth by as much as 4 percent.* (*source: Top 3 global business consultancy research; November 2012).

•

Announced the acquisitions of two companies. The first, Clara, develops analytics tools that allow businesses to understand, monitor and actively engage with community members across multiple online platforms. The second, StreamOnce, offers an innovative platform that connects email and other information streams directly into Jive, integrating disparate information systems for increased productivity.

•

Announced that it will host an analyst and investor day at the W Hotel Times Square in New York City on May 21, 2013 beginning at 9:00am ET. During the day, various members of Jive’s senior management will address the company’s market opportunity, value proposition, product differentiation and future product roadmap. An audio webcast and the replay, of the event will be available on the investor relations section of Jive’s website at http://investors.jivesoftware.com/.

Financial Outlook

As of April 30, 2013, Jive is initiating guidance for its second quarter 2013 and reiterating guidance for the full year 2013, as follows:

•

Second Quarter 2013 Guidance: Total revenue is expected to be in the range of $34.5 million to $35.5 million. Non-GAAP loss from operations is expected to be in the range of $10.0 million to $11.0 million. Non-GAAP loss per share is expected to be in the range of $0.16 to $0.18 based on approximately 65.9 million weighted-average diluted shares outstanding.

•

Full Year 2013 Guidance: Total revenue is expected to be in the range of $148.0 million to $153.0 million. Non-GAAP loss from operations is expected to be in the range of $34.5 million to $38.5 million. Non-GAAP loss per share is expected to be in the range of $0.55 to $0.62 based on approximately 66.2 million weighted-average diluted shares outstanding. Free cash flow is expected to be in the range of $0 million to $3.0 million. Full year 2012 guidance includes dilution of $0.02 per share related to the acquisitions of Clara and StreamOnce.

With respect to the Company’s expectations under “Financial Outlook” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP loss per share to GAAP loss from operations and GAAP loss per share because the Company does not provide guidance for stock-based compensation, income taxes or amortization of intangible assets, which are reconciling items between those Non-GAAP and GAAP measures. As items that impact loss from operations and loss per share are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to loss from operations and loss per share is not available without unreasonable effort.

Quarterly Conference Call

Jive will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to review the company’s financial results for the first quarter 2013, in addition to discussing the company’s outlook for the second quarter 2013. To access this call, dial (888) 211-7450 (domestic) or (913) 312-6681 (international) with conference ID 7524920. A live webcast of the conference call will be accessible from the investor relations section of Jive’s website at http://investors.jivesoftware.com/ and a replay will be archived and accessible at: http://investors.jivesoftware.com/events.cfm. A replay of this conference call can also be accessed through May 14, 2013, by dialing (877) 870-5176 (domestic) or (858) 384-5517 (international). The replay pass code is 7524920.

About Jive Software

Jive Software (JIVE) is a leader in social business. Our cloud-based platform connects employees, customers and partners and is a proven system, focused on value use cases, that, according to research performed by a top three global business consultancy firm, increases productivity within companies by up to 15%*. By combining the power of cloud, mobile, big data and proprietary collaboration technologies, Jive is transforming the way work gets done and unleashing productivity, creativity and innovation for millions of people in many of the world’s largest companies. For a free trial of Jive’s next-generation social business platform, please visit Try Jive.

For more information, please visit www.jivesoftware.com or the Jive News Blog here.

* Source: Top three global business consultancy research; November 2012

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.

Non-GAAP gross profit, loss from operations, net loss and net loss per share exclude stock-based compensation expenses, non-recurring expenses related to acquisitions, and amortization of acquisition related intangible assets. Total billings is defined by the Company as revenue plus the change in total deferred revenue. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Safe Harbor Statement

“Safe Harbor” statement under Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements concerning our financial guidance for the second fiscal quarter of 2013 and the full year of 2013, the future growth of the social business market, the shift in customer focus, our position to execute on our growth strategy, growth in our sales pipeline, and our ability to capitalize on our leadership position in the social business market. The achievement of success in the matters covered by such forward-looking statements involves substantial risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results or events could differ materially from the results expressed or implied by the forward-looking statements we make.

The risk and uncertainties referred to above include, but are not limited to, risks associated with our limited operating history; expectations regarding the widespread adoption of social business platforms by enterprises; uncertainty regarding the market for social business platforms;

changes in the competitive dynamics of our market; our ability to increase and predict new subscription; subscription renewal or upsell rates and the impact these rates may have on our future revenues; our reliance on our own controls and third-party service providers to host some of our products; the risk that our security measures could be breached and unauthorized access to customer data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.

More information about potential factors that could affect our business and financial results is contained in our prospectus as filed with the Securities and Exchange Commission. Additional information will also be set forth in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Brian Denyeau

ICR

(646) 277-1251

brian.denyeau@icrinc.com

Media Contact:

Amanda Pires

(650) 465-1215

amanda.pires@jivesoftware.com

JIVE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Quarter Ended March 31,
	2013	2012
Revenues:
Product	$30,663	$21,671
Professional services	3,189	3,647

Total revenues	33,852	25,318
Cost of revenues:
Product	9,212	6,822
Professional services	3,848	3,789

Total cost of revenues	13,060	10,611

Gross profit	20,792	14,707
Operating expenses:
Research and development	12,677	8,355
Sales and marketing	18,864	11,356
General and administrative	5,866	3,802

Total operating expenses	37,407	23,513

Loss from operations	(16,615)	(8,806)
Other income (expense), net:
Interest income	69	14
Interest expense	(75)	(88)
Other, net	(4)	(45)

Total other income (expense), net	(10)	(119)

Loss before provision for (benefit from) income taxes	(16,625)	(8,925)
Provision for (benefit from) income taxes	(24)	24

Net loss	$(16,601)	$(8,949)

Basic and diluted net loss per share	$(0.25)	$(0.15)

Shares used in basic and diluted per share calculations	65,459	61,446

JIVE SOFTWARE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$58,544	$48,955
Short-term marketable securities	85,293	96,492
Accounts receivable, net	42,623	54,200
Prepaid expenses and other current assets	8,850	7,864

Total current assets	195,310	207,511
Marketable securities, noncurrent	29,657	22,607
Property and equipment, net	17,524	16,803
Goodwill	23,435	23,435
Intangible assets, net	10,578	11,710
Other assets	194	214

Total assets	$276,698	$282,280

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,612	$9,557
Accrued payroll and related liabilities	5,099	7,357
Other accrued liabilities	7,810	7,123
Deferred revenue, current	90,186	87,698
Term debt, current	2,400	2,400

Total current liabilities	114,107	114,135
Deferred revenue, less current portion	31,219	29,349
Term debt, less current portion	7,800	8,400
Other long-term liabilities	526	538

Total liabilities	153,652	152,422
Commitments and contingencies
Stockholders’ equity:
Common stock	7	7
Less treasury stock at cost	(3,352)	(3,352)
Additional paid-in capital	295,104	285,332
Accumulated deficit	(168,761)	(152,160)
Accumulated other comprehensive income	48	31

Total stockholders’ equity	123,046	129,858

Total liabilities and stockholders’ equity	$276,698	$282,280

JIVE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Quarter Ended March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(16,601)	$(8,949)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,257	2,218
Stock-based compensation	6,139	3,085
(Increase) decrease in:
Accounts receivable, net	11,577	3,961
Prepaid expenses and other assets	(404)	388
Increase (decrease) in:
Accounts payable	(920)	1,634
Accrued payroll and related liabilities	(2,258)	(2,325)
Other accrued liabilities	687	(845)
Deferred revenue	4,358	2,884
Other long-term liabilities	(12)	1

Net cash provided by operating activities	5,823	2,052
Cash flows from investing activities:
Payments for purchase of property and equipment	(2,863)	(3,401)
Purchases of marketable securities	(27,492)	(34,351)
Sales of marketable securities	9,653	—
Maturities of marketable securities	21,430	—

Net cash used in investing activities	728	(37,752)
Cash flows from financing activities:
Proceeds from exercise of stock options and restricted stock	3,633	312
Payments of initial public offering expenses	—	(766)
Repayments of term loans	(600)	(750)

Net cash provided by (used in) financing activities	3,033	(1,204)

Net decrease in cash and cash equivalents	9,584	(36,904)
Effect of exchange rate changes	5	4
Cash and cash equivalents, beginning of period	48,955	180,649

Cash and cash equivalents, end of period	$58,544	$143,749

JIVE SOFTWARE, INC.

RECONCILIATION OF NON-GAAP INFORMATION

(In thousands, except per share data)

(Unaudited)

	Quarter Ended March 31,
	2013	2012
Gross profit, as reported	$20,792	$14,707
Add back:
Stock-based compensation	521	258
Amortization related to acquisitions	756	625

Gross profit, non-GAAP	$22,069	$15,590

Gross margin, non-GAAP	65%	62%

	Quarter Ended March 31,
	2013	2012
Research and development, as reported	$12,677	$8,355
Less:
Stock-based compensation	2,232	947
Amortization related to acquisitions	66	—

Research and development, non-GAAP	$10,379	$7,408

As percentage of total revenues, non-GAAP	31%	29%

	Quarter Ended March 31,
	2013	2012
Sales and marketing, as reported	$18,864	$11,356
Less:
Stock-based compensation	2,224	526
Amortization related to acquisitions	60	—

Sales and marketing, non-GAAP	$16,580	$10,830

As percentage of total revenues, non-GAAP	49%	43%

	Quarter Ended March 31,
	2013	2012
General and administrative, as reported	$5,866	$3,802
Less:
Stock-based compensation	1,162	1,354

General and administrative, non-GAAP	$4,704	$2,448

As percentage of total revenues, non-GAAP	14%	10%

	Quarter Ended March 31,
	2013	2012
Loss from operations, as reported	$(16,615)	$(8,806)
Add back:
Stock-based compensation	6,139	3,085
Amortization related to acquisitions	882	625

Loss from operations, non-GAAP	$(9,594)	$(5,096)

	Quarter Ended March 31,
	2013	2012
Loss before provision for income taxes, as reported	$(16,625)	$(8,925)
Add back:
Stock-based compensation	6,139	3,085
Amortization related to acquisitions	882	625

Loss before provision for income taxes, non-GAAP	$(9,604)	$(5,215)

	Quarter Ended March 31,
	2013	2012
Net loss, as reported	$(16,601)	$(8,949)
Add back:
Stock-based compensation	6,139	3,085
Amortization related to acquisitions	882	625

Net loss, non-GAAP	$(9,580)	$(5,239)

	Quarter Ended March 31,
	2013	2012
Basic and diluted net loss per share, as reported	$(0.25)	$(0.15)
Add back:
Stock-based compensation	0.09	0.05
Amortization related to acquisitions	0.01	0.01

Basic and diluted net loss per share, non-GAAP	$(0.15)	$(0.09)

	Quarter Ended March 31,
	2013	2012
Total revenues	$33,852	$25,318
Deferred revenue, end of period	121,405	80,710
Less: Deferred revenue, beginning of period	(117,047)	(77,826)

Billings	$38,210	$28,202